News Release

Artio Global Investors Inc.

Artio Global Investors Inc. Announces Time Change of Third Quarter 2012 Earnings Results Conference Call and News Release Due to Severe Weather Conditions

New York – (BUSINESS WIRE) – October 29, 2012 – Artio Global Investors Inc. (NYSE: ART) (the “Company”) today announced that it has changed the time of its third quarter 2012 earnings results conference call and news release from Tuesday October 30, 2012, at 8:00 a.m. to Tuesday, October 30, 2012 at 4:00 p.m, due to the expected severe weather conditions associated with Hurricane Sandy.

The Company will issue a news release at approximately 3:00 p.m. Eastern Time on Tuesday, October 30, 2012. The news release will also be available in the Investor Relations section of the Company’s website at www.ir.artioglobal.com.

The Company will host a conference call at 4:00 p.m. Eastern Time, Tuesday, October 30, 2012, to discuss the results. The call will be open to the public and can be accessed by dialing 1 (888) 771-4371 (callers inside the U.S.) or + 1 (847) 585-4405 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 33664437. A simultaneous webcast of the call (on a listen-only basis), as well as an audio replay, will be available at www.ir.artioglobal.com.

About Us

Artio Global Investors Inc. is the indirect holding company of Artio Global Management LLC (“Artio Global”), a registered investment adviser that actively invests in global equity and fixed income markets, primarily for institutional and intermediary clients.

Headquartered in New York, Artio Global offers a select group of equity and fixed income strategies, including International Equity, Global Equity, High Grade Fixed Income, High Yield and Local Emerging Markets Debt. Access to these strategies is offered through a variety of investment vehicles, including separate accounts, commingled funds and mutual funds.

For more information, please visit www.artioglobal.com.

Investors:	Media:
Peter Sands	Neil Shapiro
Head of Investor Relations	Intermarket Communications
+1 212 297 3891	+1 212 754 5423
ir@artioglobal.com	nshapiro@intermarket.com